UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest event Reported): February 27, 2006
                                                        (February 27, 2006)

                           LEXICON UNITED INCORPORATED
                          ----------------------------
        (Exact name of small business issuer as specified in its charter)

           DELAWARE                      000-33131               06-1625312
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

            4500 Steiner Ranch Blvd., Suite#1708, Austin, Texas 78732
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                    (Address of Principal Executive Offices)

                                 (512) 266-3507
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              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

When used in this report, the terms "Company", "we", "our" and "us" refer to Lexicon United Incorporated and its consolidated subsidiaries, including, after February 27, 2006, ATN Capital & Participacoes Ltda.

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 27, 2006, we acquired eighty percent (80%) of the outstanding capital stock of ATN Capital & Participacoes Ltda. or ATN, a Brazilian limited company, pursuant to a share exchange agreement among the Company, ATN, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas, the two stockholders of ATN or ATN Stockholders.

As consideration to the acquisition of ATN, we issued 2,000,000 shares of our common stock to the two ATN Stockholders. As a result, Upon the consummation of such share exchange, the ATN Stockholders became holders of 23.72% of our common stock and ATN became our 80% majority-owned subsidiary. None of the ATN Stockholders had any prior relationship with us, our affiliates, any of our directors or officers or any of their associates.

                              FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on February 27, 2006, we acquired 80% of the outstanding capital stock of ATN. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01 (i.e., the acquisition transaction), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if ATN were to file a Form 10-SB. Please note that the information provided below relates to the combined Company after the acquisition of ATN, except that information relating to periods prior to the date of the acquisition only relate to Lexicon United Incorporated unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

Our corporate name is Lexicon United Incorporated. We were incorporated in the state of Delaware on July 17, 2001. During the period from our inception through February 27, 2006, we had no operations other than organizational matters and conducting a search for an appropriate acquisition target. On February 27, 2006, we acquired an eighty percent equity interest in ATN Capital & Participacoes Ltda., a Brazilian limited company, pursuant to a share exchange agreement among us, ATN and the two stockholders of ATN. Pursuant to the share exchange agreement, we issued to ATN's two stockholders 2,000,000 shares of our common stock in the aggregate (constituting 23.72% of our outstanding common stock). As a result of the share exchange, ATN became our majority-owned subsidiary. Accordingly, our current operations consist solely of those conducted by our majority-owned subsidiary, ATN.

ATN was incorporated in Brazil in April 1997. ATN is a consumer receivables company that specializes in the management and servicing of consumer receivables for third parties in Brazil. The information contained in this report about our business reflects the historical business of ATN.


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Our Business Generally

We have been in the collection business for over 8 years. We provide a wide range of accounts receivable management services to our clients. Our focus is on the recovery of delinquent accounts (generally, accounts that are 60 days or more past due). We generate revenue from the recovery of delinquent accounts receivable on a contingency fee basis. Our contingent fees typically are around 15 percent of the amounts recovered on behalf of our clients. Our average fee for contingency-based revenue was approximately 15 percent during the fiscal year ended December 31, 2004 and 2003. We do not acquire accounts receivable for our own account. Our services are limited to managing the recovery of accounts receivable for our third-party clients.

The types of receivables that we generally manage include charged-off receivables, which are accounts receivable that have been written-off by the originators and may have been previously serviced by collection agencies and semi-performing receivables, which are accounts receivable where the debtor is currently making partial or irregular monthly payments, but the accounts may have been written-off by the originators.

An Overview of Our Industry

The servicing and collection of charged-off and semi-performing consumer receivables in Brazil is a growing industry that is driven by:

      o     increasing levels of consumer debt;
      o     increasing defaults of the underlying receivables; and
      o increasing utilization of third-party providers to collect such receivables.

According to financial bulletins, consumer credit in Brazil has been increasing at an annual rate of 15 percent on average and the credit card market will be steadily growing.

We believe that as a result of the difficulty in collecting these receivables and the desire of originating institutions to focus on their core businesses and to generate revenue from these receivables, originating institutions are increasingly electing to outsource the servicing of these receivables.

Strategy

Our primary objective is to utilize our management's experience and expertise to effectively grow our business by identifying, evaluating and servicing consumer receivable portfolios and maximizing collections of such receivables in a cost efficient manner.

Our strategy includes utilizing the systemization of our operations to reduce overhead costs and to provide intensive training to our call center representatives to increase our percentage of successful account receivable collections.

Our management team also includes statisticians that have developed models that guide our collection efforts and assist us in deciding the extent to which we believe we can successfully recover a charged-off or semi-performing receivable.

Our Services

Engagement Planning.

Our approach to accounts receivable management and collection for each client is determined by a number of factors, including account size and demographics, the client's specific requirements and management's estimate of the collectibility of the account. We have standard accounts receivable management and collection methods that we employ to collect accounts receivable. These methods were developed based on our 8 years of experience in this industry. In order to properly serve our customers we carefully study our customer's account receivable needs and employ the proper collection method for each particular client. In most cases, our approach to accounts receivable collection changes over time as the relationship with the client develops and both parties evaluate


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the most effective means of recovering accounts receivable. Our standard approach, which may be tailored to the specialized requirements of each client, defines and controls the steps that will be undertaken by us on behalf of the client and the manner in which we will report data to the client. Through our systematic approach to accounts receivable management and collection, we remove most decision making from the recovery staff and ensure uniform, cost-effective performance.

Once the approach has been defined, we transfer pertinent client data into our information system. When the client's records have been established in our system, we begin the recovery process.

Account Notification.

We initiate the recovery process by forwarding a preliminary letter that is designed to seek payment of the amount due or open a dialogue with client's customers who cannot afford to pay at the current time. Telephone representatives remind the client's customer of their obligation, inform them that their account has been placed for collection with us and begin a dialogue to develop a friendly payment program.

Determination of Obligor Contact Data.

In cases where the client's customer's contact information is unknown, we conduct research through the "CreditLink" system to determine a means of contacting the customer debtor. "CreditLink" is a paid service that assists with investigations into customer contact information, and costs approximately $300 per month. Once we have located the client's customer, the notification process can begin.

Payment Process.

After we receive payment from the client's customer, depending on the terms of our contract with the client, we can either remit the amount received minus our fee to the client or remit the entire amount received to the client and subsequently bill the client for our collection services.

Activity Reports.

Clients are provided with a system-generated set of customized reports that fully describe all account activity and current status. These reports are typically generated daily; however, the information included in the report and the frequency that the reports are generated can be modified to meet the needs of the client.

Quality Tracking.

We emphasize quality control throughout all phases of the accounts receivable management and collection process. Some clients may specify an enhanced level of supervisory review and others may request customized quality reports. Large financial services organizations will typically have exacting performance standards which require sophisticated capabilities, such as documented complaint tracking.

Collection Strategy

At the outset of each engagement, we perform a collectibility analysis utilizing information prepared by our statisticians. This analysis is the basis for our collection efforts and dictates our strategy for any particular receivable or group of receivables. We continuously refine this analysis to determine the most effective collection strategy to pursue for each account.

Our collection strategies consist of:

      o Call Centers. We maintain an inbound and outbound collection call center at ATN's executive offices in Rio De Janeiro in Brazil. Our collections department is divided into two client teams, each team consisting of a collection manager and six or seven collection supervisors, each assigned to an individual client. Each collection supervisor is in charge of anywhere from 4 to 15 collectors. Collectors are trained to use a friendly but firm approach to assess the willingness of the customer to pay. They attempt to work with customers to evaluate sources and means of repayment to achieve a full or negotiated lump sum settlement or develop payment programs customized to the individual's ability to pay. In cases where a payment plan is developed, collectors encourage debtors to pay through automatic payment arrangements, if available.


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      o     Legal Action. We generally outsource those accounts where it appears the debtor is able but unwilling to pay. We utilize lawyers that are independent from us, but who are located on our premises. These lawyers specialize in collection matters and we pay them a contingency fee on amounts collected. The name of the firm that we use is Andrada & Negreiros Associates. Prior to sending accounts to the law firm, our collectors communicate to the debtor our intention to have a lawyer evaluate the suitability of the account for litigation if payment arrangements cannot be established.

      o Direct Mail. We have an in-house marketing team that develops mail campaigns. The mail campaigns generally offer debtors targeted discounts on their balance owed to encourage settlement of their accounts and provide us with a low cost recovery method.

      o Removal from Restricted Lists. There are two restrictions imposed upon debtors in Brazil that fail to pay their debts when they come due. The first is called "Serasa", which is a restriction imposed by every Brazilian bank. Such debtor's names are put on the Serasa restricted list and no Brazilian Bank will provide them credit. The second restricted list is called "SPC", which is a restriction imposed by Brazilian merchants. Once a debtor's name is put on the SPC list, merchants will no longer provide the debtor with credit. Once we agree with the debtor on a payment program and the debtor makes the first installment towards such program, we notify our client that a payment has been made. The client then causes such debtor's name to be removed from such lists. The removal of a debtor's name from such lists is very beneficial to the debtor, who may then be able to obtain limited credit and who no longer has to suffer the other negative social effects of being on such lists.

Technology and Infrastructure

Our customer contact center utilizes the NEO system. Our Information Technology staff is comprised of approximately four employees. We provide our services through the operation of our main call center, located in Rio de Janeiro, Brazil, which utilizes 140 persons, and two smaller call centers: one located in Vitoria, Brazil, using about 15 people, and the other located in Niteroi, using about two people.

We maintain disaster recovery contingency plans and have implemented procedures to protect against the loss of data resulting from power outages, fire and other casualties. We believe fast recovery and continuous operation are ensured.

We spent approximately $30,000 and $35,000 on research and development activities during fiscal years ended December 31, 2004 and 2003, respectively.

Quality Assurance and Client Service

In the accounts receivable management industry, a company's reputation for quality service is of the utmost importance. We regularly measure the quality of our services by capturing and reviewing such information as the amount of time spent talking with clients' customers, level of customer complaints and operating performance. In order to provide ongoing improvement to our telephone representatives' performance and to ensure compliance with our policies and standards, quality assurance personnel supervise each telephone representative on a frequent basis and provide ongoing training to the representative based on this review.

We maintain a client service department to promptly address client issues and questions and alert senior executives of potential problems that require their attention. In addition to addressing specific issues, a team of client service representatives contacts clients on a regular basis in order to establish a close rapport, determine clients' overall level of satisfaction, and identify practical methods of improving their satisfaction.


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Major Customers

We have approximately 15 clients. Unibanco accounts for approximately 40% of our revenues.

Personnel and Training

All of our call center personnel receive comprehensive training that instructs in each of the following topics:

      o     how to use the system;
      o     how to communicate with the client;
      o     scripts; and
      o     role playing.

These programs are conducted through a combination of classroom and role-playing sessions. New employees receive training on how to use our operating systems and on how to approach clients. Special orientations are also given out to employees on the respect of customer's codes and how to respect creditors' rights. Various upgrades and incentives are closely monitored by our human resource supervisor, including an upscale gradual commission that is awarded to each employee reaches at least 70% of the targeted performance.

As of January 15, 2006, we had a total of approximately 113 full-time employees and 41 trainees and 24 cooperatives. Our employees are not represented by a labor union. We believe that our relations with our employees are satisfactory.

Sales and Marketing

Our sales force is comprised of ATN's senior management team, which markets our accounts receivable services to potential clients.

Competition

The accounts receivable management and collection industry in Brazil is highly competitive. We compete with a large number account receivable management providers, including Sincred, Mastercob and Easycob. Some of our competitors may offer more diversified services and/or operate in broader geographic areas than we do. In addition, many companies perform accounts receivable management services through their own in-house staff. Moreover, many larger clients retain multiple outsourcing providers, which exposes us to continuous competition in order to remain a preferred vendor. We believe that the primary competitive factors in obtaining and retaining clients are the ability to provide customized solutions to a client's requirements, personalized quality service, sophisticated call and information systems, and price.

Regulation

The accounts receivable management industry in Brazil is regulated by Brazil Consumer Defense Code (Law 8078 of September 11, 1990). The Consumer Defense Code is a regulatory entity designed to maintain a standard procedure to protect the privacy and rights of the debtors. It is intended to limit and outline the collection procedure so that such procedure remains within acceptable commercial practice. No pressure or harassment is permitted. We believe that we are in compliance in all material respects with all applicable regulations.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.


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Financial Risks

We only have approximately $1,000,000 in cash and if we are unable to raise more money we will be required to delay, scale back or eliminate our marketing and development programs.

As of February 24, 2006, we had approximately $1,000,000 in cash available to fund our operations, which includes cash held by both Lexicon and ATN on a consolidated basis. The amounts and timing of our expenditures will depend primarily on our ability to raise additional capital. We may seek to satisfy our future funding requirements through new offerings of securities or from other sources, including loans from our controlling stockholders. Additional financing may not be available when needed or on terms acceptable to us. We have no current commitment for additional financing. Unavailability of financing may require us to delay, scale back or eliminate some or all of our marketing and development programs. To the extent we raise additional capital by issuing equity securities, your ownership interest would be diluted.

Risks Relating To Our Business

Our business is dependent on our ability to grow internally.

Our business is dependent on our ability to grow internally, which is dependent upon:

      o Our ability to retain existing clients and expand our existing client relationships; and
      o     Our ability to attract new clients.

Our ability to retain existing clients and expand those relationships is subject to a number of risks, including the risk that:

      o We fail to maintain the quality of services we provide to our clients;
      o     We fail to maintain the level of attention expected by our clients;
      o We fail to successfully leverage our existing client relationships to sell additional services; and
      o     We fail to provide competitively priced services to our clients

Our ability to attract new clients is subject to a number of risks, including:

      o     The market acceptance of our service offerings;
      o     The quality and effectiveness of our sales personnel; and
      o The competitive factors within the accounts receivable management industry in Brazil.

If our efforts to retain and expand our client relationships and to attract new clients do not prove effective, it could have a materially adverse effect on our business, results of operations and financial condition.

If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive.

Our success depends in large part on our sophisticated telecommunications and computer systems. We use these systems to identify and contact large numbers of debtors and record the results of our collection efforts. If we are not able to respond to technological changes in telecommunications and computer systems in a timely manner, we may not be able to remain competitive. We anticipate that it will be necessary to invest in technology in the future to remain competitive. During the fiscal years ended December 31, 2004 and 2003, we invested approximately $40,000 and $50,000 in technology, respectively. We expect that in future years we will have to invest similar amounts in technology. Telecommunications and computer technologies are changing rapidly and are characterized by short product life cycles, so we must anticipate technological developments. If we are not successful in anticipating, managing, or adopting technological changes on a timely basis or if we do not have the capital resources available to invest in new technologies, our business could be materially adversely affected.

We are highly dependent on our telecommunications and computer systems.

As noted above, our business is highly dependent on our telecommunications and computer systems. These systems could be interrupted by terrorist acts, natural disasters, power losses, or similar events. Our business is also materially dependent on services provided by various local telephone companies. If our equipment or systems cease to work or become unavailable, or if there is any


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significant interruption in telephone services, we may be prevented from providing services. Because we generally recognize revenue only as accounts receivables are collected, any failure or interruption of services would mean that we would continue to incur payroll and other expenses without any corresponding income.

An increase in communication rates or a significant interruption in communication service could harm our business.

Our ability to offer services at competitive rates is highly dependent upon the cost of communication services provided by various local telephone companies. Any change in the telecommunications market that would affect our ability to obtain favorable rates on communication services could harm our business. Moreover, any significant interruption in communication service or developments that could limit the ability of telephone companies to provide us with increased capacity in the future could harm existing operations and prospects for future growth.

We compete with a large number of providers in the accounts receivable and collection industry in Brazil. This competition could have a materially adverse effect on our future financial results.

In the accounts receivable management and service industry in Brazil, we compete with sizable corporations, as well as many regional and local firms. We may lose business to competitors that offer more diversified services and/or operate in broader geographic areas than we do. We may also lose business to regional or local firms who are able to use their proximity to or contacts with local clients as a marketing advantage. In addition, many companies perform the accounts receivable management services offered by us in-house. Many larger clients retain multiple accounts receivable service providers, which exposes us to continuous competition in order to remain a preferred provider. Because of this competition, in the future we may have to reduce our fees to remain competitive and this competition could have a materially adverse effect on our future financial results.

Many of our clients are concentrated in the financial services sector. If this sector performs poorly or if there are any adverse trends in this sector it could materially adversely affect us.

For the year ended December 31, 2004 and 2003, we derived approximately 100 percent of our revenue from clients in the financial services sector. If this sector performs poorly, clients in this sector may do less business with us, or they may elect to perform the services provided by us in-house. If there are any trends in this sector to reduce or eliminate the use of third-party accounts receivable service providers, it could harm our business.

All of our operations take place in Brazil. Various factors relating to our Brazilian operations could affect our performance, including fluctuations in currency exchange rates.

All of our revenues are derived from Brazil. Political or economic instability in Brazil could have an adverse impact on our results of operations due to diminished revenues. Our future revenue, costs of operations and profit results could also be affected by a number of other factors related to our Brazilian operations, including changes in economic conditions in Brazil, changes in a country's political condition, trade protection measures, licensing and other legal requirements, and local tax issues.

Unanticipated currency fluctuations in the Brazilian Real could lead to lower reported consolidated results of operations due to the translation of these currencies into U.S. dollars when we consolidate our financial results.

We provide accounts receivable collection and management services to our Brazilian clients utilizing Brazilian labor sources. A decrease in the value of the U.S. dollar in relation to the Brazilian Real could increase our cost of doing business in Brazil.

Our success depends on our senior management team and the senior management team of our operating subsidiary, ATN, and if we are not able to retain them, it could have a materially adverse effect on us.

We are highly dependent upon the continued services and experience of our senior management team. We depend on the services of our senior management team to, among other things, continue the development and implementation of our growth strategies, and maintain and develop our client relationships.


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We are dependent on our employees and a higher turnover rate would have a material adverse effect on us.

We are dependent on our ability to attract, hire and retain qualified employees. The Brazilian accounts receivable service and management industry, by its nature, is labor intensive and experiences a high employee turnover rate. Many of our employees receive modest hourly wages and some of these employees are employed on a part-time basis. A higher turnover rate among our employees would increase our recruiting and training costs and could materially adversely impact the quality of services we provide to our clients. If we were unable to recruit and retain a sufficient number of employees, we would be forced to limit our growth or possibly curtail our operations. Growth in our business will require us to recruit and train qualified personnel at an accelerated rate from time to time. We cannot assure you that we will be able to continue to hire, train and retain a sufficient number of qualified employees to meet the needs of our business or to support our growth. If we are unable to do so, our results of operations could be harmed. Any increase in hourly wages, costs of employee benefits or employment taxes in Brazil could also have a materially adverse affect.

We may experience variations from quarter to quarter in operating results and net income that could adversely affect the price of our common stock.

Factors that could cause quarterly fluctuations include, among other things, the following:

      o The timing of our clients' accounts receivable collection programs and the commencement of new contracts and termination of existing contracts;
      o Customer contracts that require us to incur costs in periods prior to recognizing revenue under those contracts;
      o     The effects of a change of business mix on profit margins;
      o The timing of additional selling, general and administrative expenses to support new business;
      o     Fluctuations in foreign currency exchange rates;
      o     The amount and timing of new business; and
      o That our business tends to be slower during summer and holiday seasons.

Most of our accounts receivable management contracts do not require clients to place accounts with us, may be terminated on 30 or 60 days notice and are on a contingent fee basis. We cannot guarantee that existing clients will continue to use our services at historical levels, if at all.

Under the terms of most of our accounts receivable management contracts, clients are not required to give accounts to us for collection and usually have the right to terminate our services on 30 or 60 days notice. Accordingly, we cannot guarantee that existing clients will continue to use our services at historical levels, if at all. In addition, most of these contracts provide that we are entitled to be paid only when we collect accounts. Therefore, under applicable accounting principles, we can recognize revenues only upon the collection of funds on behalf of clients.

We rely on our client Unibanco for a significant portion of our revenues. The loss of Unibanco as our client or its failure to pay us could reduce revenues and adversely affect results of our operations.

We receive approximately 35 percent of our revenues from our client Unibanco. We are exposed to customer concentration and Unibanco is not contractually obligated to continue to use our services at historic levels or at all, subject only to notice periods for termination. If Unibanco were to significantly reduce the amount of service, fail to pay, or terminate the relationship altogether, our business could be harmed.

We have engaged in transactions with members of our Board of Directors, significant stockholders, and entities affiliated with them; future transactions with related parties could pose conflicts of interest.

In the past, we have engaged in transactions with members of our Board of Directors, significant stockholders, and entities affiliated with them, which inherently give rise to conflicts of interest. For example, certain of these parties have previously provided debt financing to us and have received additional equity interests, such as shares of our stock upon the conversion of such debt financing. Transactions with related parties such as these pose a risk that such transactions are on terms that are not as beneficial to us as those that may be arranged with third parties.


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Concentrated Control Rirsk

The management team collectively has the power to make all major decisions regarding the company without the need to get consent from any stockholder or other person.

Our management team, including the management of our subsidiary, ATN, collectively owns 95.70% of the outstanding common stock. Management, therefore, has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws. The management team is in a position to elect all of our directors and to dictate all of our policies.

Market Risks

There has been no established public trading market for our common stock. If a market in our stock is ever developed, our stock price may become highly volatile.

Since we are relatively thinly capitalized and our stock is a penny stock, if a market in our stock is ever developed, our stock price may become highly volatile. There has been no established public trading market for our common stock and, none of our shares are currently eligible for sale in a public trading market. The likely market for our stock would be the Over-the-Counter Bulletin Board or the Pink Sheets. As a result, investors may find it difficult to dispose of our securities, or to obtain accurate quotations of the price of our securities This lack of information limits the liquidity of our common stock, and likely will have an adverse effect on the market price of our common stock and on our ability to raise additional capital.

If an active trading market does develop, the market price of our common stock is likely to be highly volatile due to, among other things, the relatively low revenue nature of our business and because we are a thinly capitalized company. Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

We do not intend to pay dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in us.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future. If we determine that we will pay dividends to the holders of our common stock, we cannot assure that such dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this "Risk Factors" section, you may not receive any return on your investment even when you sell your shares in our company and your shares may become worthless.

A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We have authorized 40,000,000 shares of common stock. As of February 24, 2006, we had outstanding 8,456,250 shares of common stock. Accordingly, we have 31,543,750 shares of common stock available for future sale.

Because our stock is considered a penny stock, any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is a "penny stock" within the meaning of Rule 15g-9 to the Securities Exchange Act of 1934, which is generally an equity security with a price of less than $5.00. Our common stock is subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor.

In addition, the penny stock regulations require the broker-dealer to:

o deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
o disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities; and
o send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of holders of our capital stock to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity of our securities may be decreased, with a corresponding decrease in the price of our securities. Our common stock in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

Certain provisions of our Certificate of Incorporation and Delaware law may make it more difficult for a third party to effect a change- in-control.

Our Certificate of Incorporation authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ND RESULTS OF OPERATIONS

Our Business Overview

General

We are engaged in the business of managing and servicing accounts receivables for large financial institutions in Brazil. Our focus is on the recovery of delinquent accounts (generally, accounts that are 60 days or more past due).

We generate revenue from the recovery of delinquent accounts receivable on a contingency fee basis. Our contingent fees typically are around 15 percent of the amounts recovered on behalf of our clients. Our average fee for contingency-based revenue was approximately 15 percent during the fiscal year ended December 31, 2004 and 2003. We do not acquire accounts receivable for our own account, however, we may do so in the future if we are able to raise sufficient capital for this purpose. Our services are currently limited to managing the recovery of accounts receivable for our third-party clients.

The portfolios of consumer receivables that we service consist of one or more of the following types of consumer receivables:

      o charged-off receivables - accounts that have been written-off by the originators and may have been previously serviced by collection agencies;

      o semi-performing receivables - accounts where the debtor is making partial or irregular monthly payments, but the accounts may have been written-off by the originators; and

      o performing receivables - accounts where the debtor is making regular monthly payments that may or may not have been delinquent in the past.

Results of Operations

Income Statement Items

The following table summarizes the results of our operations during the nine months ended September 30, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the current fiscal period to the prior fiscal period:

Nine Months Ended September 30, 2005 and 2004

-------------------------------------------------------------------------------------------------------------
                                                                                                Percentage
                                                                              Increase           Increase
Line Item                               9/30/05            9/30/04           (Decrease)         (Decrease)
-------------------------------------------------------------------------------------------------------------
Net Revenues                        $    1,554,087     $    1,131,290      $      422,797                 37%
-------------------------------------------------------------------------------------------------------------
Cost of Sales                       $      838,856     $      647,002      $      191,854                 30%
-------------------------------------------------------------------------------------------------------------
Gross Profit                        $      715,231     $      484,288      $      230,943                 48%
-------------------------------------------------------------------------------------------------------------
Selling, General and
Administrative Expenses             $      614,481     $      593,187      $       21,294                  7%
-------------------------------------------------------------------------------------------------------------
Interest Expense                    $       19,809     $       12,849      $        6,960                 54%
-------------------------------------------------------------------------------------------------------------
Total Expenses                      $      634,290     $      606,036      $       28,254                  5%
-------------------------------------------------------------------------------------------------------------
Net Income (Loss)                   $       80,941     $     (121,748)     $      202,689                166%
-------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of
common stock                        $          .16     $        (0.24)     $          .40                167%
-------------------------------------------------------------------------------------------------------------

Net Revenues increased due primarily to increased collections of receivables from our service portfolios from our customers.

The Cost of Sales increase was primarily due to an increase in servicing costs. The increase in receivable servicing expenses resulted from the increase in our average outstanding accounts that we serviced during the nine month period ended September 30, 2004 coupled with increased costs associated with court costs, data processing costs, salaries, payroll taxes and benefits, professional fees, telephone charges and rent.

Selling, General and Administrative Expenses increased due primarily to an increase in payroll expenses and related fringe benefits based on an increase in payments for our "pay for performance programs" to our employees, which gives the proper incentives for our employees to increase collections, which increased our revenues.

Interest Expense increased due primarily to an increase in our notes payable to our Banks.

Years Ended December 31, 2004 and 2003

---------------------------------------------------------------------------------------------------------------
                                                                                                   Percentage
                                                                               Increase             Increase
Line Item                               12/31/04            12/31/03          (Decrease)           (Decrease)
---------------------------------------------------------------------------------------------------------------
Revenues                            $    1,633,963      $      949,018      $      684,945                  72%
---------------------------------------------------------------------------------------------------------------
Cost of Sales                       $      881,511      $      565,382      $      316,129                  56%
---------------------------------------------------------------------------------------------------------------
Gross Profit                        $      752,452      $      383,636      $      368,816                  96%
---------------------------------------------------------------------------------------------------------------
Selling, General and
Administrative Expenses             $      993,408      $      538,428      $      454,980                  93%
---------------------------------------------------------------------------------------------------------------
Interest Expense                    $       17,132      $       12,742      $        4,390                  34%
---------------------------------------------------------------------------------------------------------------
Total Expenses                      $    1,010,540      $      551,170      $      459,370                  83%
---------------------------------------------------------------------------------------------------------------
Net Loss                            $     (258,088)     $     (167,534)     $      (90,554)                 54%
---------------------------------------------------------------------------------------------------------------
Earnings (loss) per share of
common stock                        $        (0.52)     $        (0.34)     $         (.18)                 53%
---------------------------------------------------------------------------------------------------------------

Net Revenues increased due primarily to the revenue derived the increased collections of receivables from our service portfolios from our customers.

The Cost of Sales increase was primarily due to an increase receivable servicing costs. The increase in receivable servicing expenses resulted from the increase in our average outstanding accounts serviced by us during the year ended December 31, 2004 coupled with increased costs associated with court costs, data processing costs, salaries, payroll taxes and benefits, professional fees, telephone charges and rent.

Selling, General and Administrative Expenses increased primarily due to:

      o An increase in payroll expenses and related fringe benefits of based on an increase in payments for our "pay for performance programs" to our employees, which gives the proper incentives for our employees to increase collections, which increased our revenues.

      o An increase in collection expenses, which includes telephone, mailings and other collection expenses.

Interest Expense increased $4,390 due primarily to an increase in our notes payable to our Banks.

Balance Sheet Items - Consolidated

September 30, 2005

We had total current assets of $1,257,723 as of September 30, 2005, of which $1,043,302 was cash. Our total assets as of September 30, 2005 were $2,247,459. We had total current liabilities of $970,543 as of September 30, 2005. Our total stockholders' equity as of September 30, 2005 was $1,276,916.

Changes in our balance sheet items reflect, among other things, the net of amounts expended for our operations and our increased bank loan.

December 31, 2004

We had total current assets of $1,325,790 as of December 31, 2004, of which $1,061,512 was cash. Our total assets as of December 31, 2004 were $1,594,610. We had total current liabilities of $931,468 and total liabilities of $1,975,756 as of December 31, 2004. Our total stockholders' deficiency as of December 31, 2004 was $381,146.

Changes in our balance sheet items reflect, among other things, the net of amounts expended for our operations and increased bank loan.

Cash Flows Items

September 30, 2005- ATN Capital & Participacoes Ltda.

We provided $59,952 in cash from our operating activities during the nine-month period ended September 30, 2005 as compared to $74,718 used in the prior nine month period. The difference of $134,670, or a 180% increase, is attributable primarily to the following factors:

      o     Increased collection of our accounts receivable of $58,572

      o     Increase in our accounts payable of $60,187

      o     Increase in our net profit of $202,689

These increases were offset by decreases in:

      o     Accounts payable to credit card companies of $165,715

      o     Advances from our stockholders of $51,461

We used $27,533 in cash from our investing activities during the nine-month period ended September 30, 2005 as compared to $11,011 used in the prior period. This increase is due primarily to the purchase of property and equipment for our office.

We used a net $8,687 from financing activities during the nine-month period ended September 30, 2005 as compared we received a net of $75,954 during the prior period. This decrease is due primarily to the repayment of our bank loan

December 31, 2004- ATN Capital & Participacoes Ltda.

We used $11,099 in cash from our operating activities during the year ended December 31, 2004 as compared to $54,004 used in the prior year ended December 31, 2003. The increase of $42,905, or a 79% increase in the operating activities funds, is attributable primarily to the following factors:

      o     Increase in our accrued liabilities of $107,438

      o     Increase in our payable to credit card companies of $163,297

The above increases were offset by a decrease primarily due to the following:

      o     Decrease in collection of our accounts receivable of $66,028

      o     Repayment of our advances from Shareholders of $48,651

      o     Increase in our net loss of $90,554

We used $16,861 in cash from our investing activities during the year ended December 31, 2004 as compared to $88,145 used in the prior year. This decrease of 71,284 is due primarily to a decrease in the purchase of property and equipment for our office.

We provided a net $49,328 from our financing activities during the year ended December 31, 2004 as compared to where we received a net of $152,944 during the prior year. This decrease in 2004 is due primarily to the net repayment of our bank loan

December 31, 2004- Lexicon United Incorporated

We used $7,446 in cash from our operating activities during the year ended December 31, 2004 as compared to $40,000 provided for in the prior year ended December 31, 2003. The decrease of $47,446, or a 119% decrease in the operating activities funds, is attributable primarily to the decrease in our loans from officers of $100,000.

The above decrease was offset by an increase primarily due to the following:

      o     Increase in accounts payable and accrued expense of approximately
            $48,000

      o     Decrease in our loss of approximately $5,000

We provided a net $1,012,000 from our financing activities during the year ended December 31, 2004 as compared to where we used a net of $40,000 during the prior year. This increase in 2004 is due primarily to a $1,000,000 loan we received from an officer.

Liquidity and Capital Resources

Operations to date have been primarily financed by debt and equity transactions. As a result, our future operations will continue to be dependent upon the successful completion of additional equity financing and the timing and terms thereof, as well as support of principal stockholders. Implementation of our business acquisition and growth strategies has increased our need for working capital if we are to be able to seek out and capitalize on available business opportunities and attain our intended growth. Additionally, even if we continue to raise working capital, there can be no assurance that the net proceeds will be sufficient to enable us to develop our business to a level where we will be able to generate profits and positive cash flows. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern.

We had total current assets of $1,257,723 as of September 30, 2005, of which $1,043,302 was cash. We had total current liabilities of $970,543 as of September 30, 2005. Our total stockholders' equity as of September 30, 2005 was $1,276,916.

We believe that our current working capital will be sufficient to sustain our operations at our current levels for the next twelve months. We will require additional working capital to operate beyond such period.

Our financial statements have been prepared on the basis that we will continue as a going concern, which contemplates the realization and satisfaction of our liabilities and commitments in the normal course of business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our executive offices in the U.S.A. are located at 4500 Steiner Ranch Boulevard, Suite 1708, Austin, Texas 78732. This space is the residence of our Secretary and we utilize the space on a rent-free basis pursuant to a verbal understanding with our Secretary.

ATN's executive offices are located at 177 Av. Rio Branco, 7th and 8th Floors, Rio de Janeiro, Brazil 20040-007. ATN's office space consists of approximately 500 square meters of space on two floors of a 22-story building in downtown Rio de Janeiro. ATN occupies the entire 7th and 8th floor of this building. ATN's space consists of 500 square meters which is used as a call center, 100 square meters of administrative offices, consisting of 5 offices in total; and one conference rooms consisting of 18 square meters of space.

ATN has the right to use this property pursuant to a lease agreement with Santa Casa de Misericordia do Rio de Janeiro. The rent payment is R$ 7,600.00 (seventy thousand six hundred reais) and the lease expires on April 30, 2010.

ATN also has a second office in Vitoria, Brazil with a space of 100 square meters and 15 employees. This office engages primarily in recovering delinquent accounts in the state of Espirito Santo.

ATN has a third office is in Niteroi, Brazil with a space of 35 square meters and 3 employees. This office engages primarily in selecting recovered account for possible new credit card issuance as well as in public relation for ATN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of February 24, 2006 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group:

--------------------------------------------------------------------------------------------------------------------------
                                                                                       Amount & Nature of
Title of Class                 Name & Address of                                           Beneficial           Percent of
                               Beneficial Owner                      Office, If Any        Ownership(1)          Class(2)
--------------------------------------------------------------------------------------------------------------------------
                       Omar Malheiro Silva Araujo                  President, Chief         1,400,000               16.56%
  Common Stock         177 Av. Rio Branco, 7th Floor               Executive Officer
$0.001 par value       Rio de Janeiro, Brazil                      and director of ATN
                       20040-007
--------------------------------------------------------------------------------------------------------------------------
                       Manuel da Costa Fraguas                     General Manager            600,000                7.10%
  Common Stock         177 Av. Rio Branco, 7th Floor               and director of ATN
$0.001 par value       Rio de Janeiro, Brazil
                       20040-007
--------------------------------------------------------------------------------------------------------------------------
                       Keyano Invest Inc.                                                   5,818,750(3)            68.81%
  Common Stock         C/o VP Bank attention Mr. Diego Piccoli
$0.001 par value       Bleicherweg 50 CH 8039
                       Zurich Switzerland
--------------------------------------------------------------------------------------------------------------------------
                       Elie Saltoun                                President, CEO,          5,818,750(3)            68.81%
  Common Stock         4500 Steiner Ranch Blvd.                    Treasurer and
$0.001 par value       Suite 1708                                  Director
                       Austin, Texas 78732
--------------------------------------------------------------------------------------------------------------------------
                       Jeffrey Nunez                               Secretary and              250,000                2.96%
  Common Stock         4500 Steiner Ranch Blvd.                    Director
$0.001 par value       Suite 1708
                       Austin, Texas 78732
--------------------------------------------------------------------------------------------------------------------------
  Common Stock         All officers and directors as a group                                6,068,751               71.77%
$0.001 par value       (2 persons named above)
--------------------------------------------------------------------------------------------------------------------------

(1)Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)A total of 8,456,250 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

3 Our president, CEO, Treasurer and director, Elie Saltoun, owns fifty percent of Keyano Invest Inc. Accordingly, Mr. Saltoun and Keyano are deemed to be affiliates. Mr. Saltoun is deemed to be the beneficial owner of any securities owned by Keyano, and vice versa. Therefore, the 5,818,750 shares of our common stock owned by Keyano include the 500,000 shares of common stock held by Mr. Saltoun. Conversely, the 5,818,750 shares of our common stock owned by Mr. Saltoun include the 5,318,750 shares held by Keyano. Mr. Saltoun disclaims beneficial ownership of the shares held by Keyano and Keyano disclaims beneficial ownership of the shares held by Mr. Saltoun.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names of our directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

--------------------------------------------------------------------------------------------------------------
Name                     Age       Positions Held          Experience
--------------------------------------------------------------------------------------------------------------
Elie Saltoun             67        Chief Executive         Elie Saltoun was our director and Secretary since
                                   Officer, President      inception. On November 4, 2004, he resigned as
                                   and Treasurer since     Secretary and became our Chief Executive Officer,
                                   November 2004           President and Treasurer. From October 1998 until
                                                           April 2001, he was a director of, and was (until
                                                           April 2, 2001) the Chief Executive Officer and
                                                           President of, PanAgra International Corporation.
                                                           PanAgra is now called Minghua Group International
                                                           Holdings Limited and it is a company that develops
                                                           and manufactures hybrid vehicles powered by a
                                                           combination of a combustion diesel engine and an
                                                           electric power system. During the period that Mr.
                                                           Saltoun was the Chief Executive Officer and
                                                           President of PanAgra (from October 1998 through
                                                           April 2001), it was a blank check company. Since
                                                           May 2005 through present, Mr. Saltoun has acted as
                                                           a principal of Keyano Invest Inc., a corporate
                                                           consulting firm based in Brazil.
--------------------------------------------------------------------------------------------------------------
Jeffrey Nunez            45        Secretary since         During the period from our inception until
                                   November 2004           November 4, 2004, Mr. Nunez was our director,
                                                           Chief Executive Officer, President and Treasurer.
                                                           He resigned from all of those positions (except he
                                                           remained a director) on November 4, 2004 and on
                                                           such date he was appointed as our Secretary. From
                                                           September 2000 to October 2003, Jeffrey G. Nunez
                                                           has served as the Senior Director of Investments
                                                           and Operations at Chicago Investment Group, Inc.
                                                           From October 2003 to present Mr. Nunez has been
                                                           self employed acting as a consultant to public
                                                           companies under the name Broad Street Capital.
--------------------------------------------------------------------------------------------------------------
Omar Malheiro Silva      52        President, Chief        Mr. Araujo has been the President, Chief Executive
Araujo                             Executive Officer and   Officer and director of our subsidiary ATN since
                                   director of ATN since   April 1997. Mr. Araujo is the co-founder of ATN.
                                   April 1997              From 1991 to 1997, Mr. Araujo served as the Chief
                                                           Financial Officer and director of Cartao Unibanco
                                                           Visa where he supervised the cash flow of the
                                                           credit card division. Mr. Araujo has a MBA in
                                                           Finance.
--------------------------------------------------------------------------------------------------------------
Manuel da Costa Fraguas  59        General Manager and     Mr. Fraguas has been the General Manager and
                                   director of ATN since   director of our subsidiary ATN since its inception
                                   April 1997              on April 1997. Mr. Fraguas is the co-founder of
                                                           ATN. Mr. Fraguas has a master in Production
                                                           Engineering.
--------------------------------------------------------------------------------------------------------------

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Mr. Saltoun devotes approximately 25% of his business time to our affairs with the remaining time being spent on the affairs of Keyano Invest Inc. Mr. Nunez devotes approximately 25% of his time to our affairs with the remaining time being spent on the affairs of Broad Street Capital. Each of Mr. Araujo and Fraguas devotes 100% of his business time to the operation and business of our subsidiary ATN.

To the best of our knowledge, except as set forth herein, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC. None of the directors, director designees or executive officers to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Mr. Saltoun and Mr. Nunez, handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert, our board would make a determination as to whether such person is independent.

Director Compensation

We have no standard arrangements in place to compensate our directors for their service as directors or as members of any committee of directors. In the future, if we retain non-employee directors, we may decide to compensate them for their service to us as directors and members of committees.

Family Relationships

There are no family relationships among our directors or officers.

Code of Ethics

Our board of directors has adopted a code of ethics that our principal financial officer, principal accounting officer or controller and any person who may perform similar functions are subject to. Currently Elie Saltoun, our Chief Executive Officer, President and Treasurer, Jeffrey G. Nunez, our Secretary, Omar Malheiro Silva Araujo, the Chief Executive Officer and President of ATN, and Manuel da Costa Fraguas, the General Manager of ATN, are our and ATN's only officers and directors, therefore, they are the only persons subject to the Code of Ethics. If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, our board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. Currently, since Messrs Saltoun and Nunez serve as directors and are also our officers, they are largely responsible for reviewing their own conduct under the Code of Ethics and determining what action to take in the event of their own breach of the Code of Ethics.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer, for services during the last three fiscal years in all capacities to us, our subsidiaries and predecessors. No executive officer received compensation of $100,000 or more in any of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation         Long-Term Compensation
                                   -------------------         ----------------------
                                                               Awards                      Payouts
                                                               ------                      -------
                                                    Other                    Securities               All
Name                                                Annual     Restricted    Under-lying              Other
And Principal                                       Comp-      Stock         Options/      LTIP       Compen-
Position                           Salary   Bonus   ensation   Awards        SARs          Payouts    Sation
                           Year    ($)      ($)     ($)        ($)           (#)           ($)        ($)

Elie Saltoun               2005    0        0       0          0             0             0          $     0
Chief Executive Officer    2004    0        0       0          0             0             0          $     0
                           2003    0        0       0          0             0             0          $     0

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. We do not have a compensation committee; all decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan.

Employment Contracts

All of our employees, including our executive officers, are employed at will and none of our employees has entered into an employment agreement with us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 27, 2006, we consummated the transactions contemplated by a share exchange agreement among us, ATN, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas, both directors and officers of ATN. Pursuant to the share exchange agreement, we acquired eighty percent of the outstanding capital stock of ATN in exchange for 2,000,000 shares of our common stock, in the aggregate. As a result of this transaction, Messrs. Araujo and Fraguas became the owners of 23.72% of our outstanding capital stock.

On November 22, 2005, we entered into a Debt Conversion Agreement with Keyano Invest Inc., the holder of our convertible promissory note having a principal amount plus accrued interest of $1,063,750. Under the Debt Conversion Agreement, we converted Keyano's note and any accrued interest into our common stock at a rate of $0.20 per share. 5,318,750 shares of our common stock were delivered to Keyano and the note was cancelled. Keyano is an affiliate of our director and current Chief Executive Officer, President and Treasurer, Elie Saltoun, who is the owner of a 50% interest in Keyano.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and bylaws, as amended, all of which have been filed as exhibits to this report.

Common Stock

We are presently authorized to issue 40,000,000 shares of $0.001 par value common stock and 10,000,000 shares of preferred stock, $0.001 par value per share. We presently have 8,456,250 shares of common stock outstanding and no shares of preferred stock outstanding.

The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock, when and if declared by our Board of Directors, from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon our liquidation, dissolution or winding up, and after payment to creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights. The holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of $0.001 par value Preferred Stock. Under our Certificate of Incorporation, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us upon request.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We do not have outstanding any securities that are convertible to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article FIFTH of our Certificate of Incorporation provides that we must indemnify any and all persons who we have the power to indemnify under the General Corporation Law of the State of Delaware for and against any and all of the expenses, liabilities, or other matters referred to in or covered by that law. This indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such position with the company. This indemnification is to continue as to a person who has ceased to be a director, officer, employee, or agent and will inure to the benefit of the heirs, executors and administrators of that person.

We have not entered into any indemnification agreements with our officers and directors, however, we may enter into an indemnification agreement with them or others who become our officers and/or directors in the future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has been no established public trading market for our common stock and, none of our shares of our common stock are eligible for sale in a public trading market. There is no current price quoted for our common stock.

None of our common stock or preferred stock is subject to outstanding options or warrants and we have no outstanding securities that are convertible into our common stock or preferred stock. None of our stock is eligible to be sold pursuant to Rule 144 under the Securities Act.

As February 24, 2006, our common stock was held by 81 stockholders of record.

Continental Stock Transfer and Trust Company is currently acting as our transfer agent. Contact information for Continental Stock Transfer and Trust Company is as follows: 17 Battery Place, New York, New York 10004, telephone (212) 509-4000.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02: UNREGISTERED SALES OF EQUITY SECURITIES

On February 27, 2006, we issued 2,000,000 shares of our common stock to the two stockholders of ATN, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

On November 22, 2005, we entered into a Debt Conversion Agreement with Keyano Invest Inc., the holder of our convertible promissory note having a principal amount plus accrued interest of $1,063,750. Under the Debt Conversion Agreement, we converted Keyano's note and any accrued interest into our common stock at a rate of $0.20 per share. 5,318,750 shares of our common stock were delivered to Keyano and the note was cancelled. The shares were offered and sold in reliance upon an exemption from registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act for offers and sales of securities that do not involve a public offering.

In issuing securities in reliance on Section 4(2) of the Securities Act as specified above, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees;
(c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the acquisition of ATN (as described in Item
2.01 of this report), as of February 27, 2006, ATN became our majority-owned subsidiary. ATN's current executive officers Omar Malheiro Silva Araujo and Manuel da Costa Fraguas remain the same positions after the closing.

For certain biographical and other information regarding Messrs Araujo and Fraguas, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06: CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired

Filed herewith are (i) the audited financial statements of ATN for the fiscal years ended December 31, 2004 and 2003; (ii) the unaudited financial statements of ATN for the nine months ended September 30, 2005; (iii) the audited financial statements of the Company for the fiscal years ended December 31, 2004 and 2003 and (iv) the unaudited financial statements of the Company for the nine months ended September 30, 2005.

(b)   Pro forma financial information

Filed herewith is the pro forma consolidated Financial Statements of the Company and ATN for the requisite periods.

(c)   Exhibits

      Exhibit No.       Description
      -----------       -----------

      2.1 Share Exchange Agreement, dated December 12, 2005, among the Company, ATN Capital & Participacoes Ltda, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on December 16, 2005)

      2.2 Amendment No. 1 to the Share Exchange Agreement, dated February 27, 2006, among the Company, ATN Capital & Participacoes Ltda, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on February 27, 2006)

      3.1 Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on July 17, 2001 (incorporated by reference to Exhibit 2.1 in the Company's Form 10-SB filed on August 28, 2001)

      3.2 Bylaws of the Company adopted on July 17, 2001 (incorporated by reference to Exhibit 2.2 in the Company's Form 10-SB filed on August 28, 2001)

      10.1 Debt Conversion Agreement, dated November 22, 2005, between the Company and Keyano Invest Inc. (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on November 28, 2005)

      10.2 Lease Agreement between the Company and SANTA CASA DA MISERICORDIA DO RIO DE JANEIRO dated May 2, 2005

      10.3 Lease Agreement between the Company and SANTA CASA DA MISERICORDIA DO RIO DE JANEIRO dated May 2, 2005

      14 Code of ethics (incorporated by reference to Exhibit 14 in the Company's annual report for the fiscal year of 2003 filed on February 15, 2005)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Rio de Janeiro, Brazil on February 27, 2006.

                                        LEXICON UNITED INCORPORATED


                                        By: /s/ Elie Saltoun
                                            ------------------------------------
                                            Elie Saltoun
                                            Chief Executive Officer, President
                                            and Treasurer

                           Lexicon United Incorporated

                          Index to Financial Statements

ATN CAPITAL & PARTICIPACOES, LTDA.                                                     Page
FINANCIAL STATEMENTS FOR THE TWO YEARS ENDED DECEMBER 31, 2004 AND 2003
AND THE NINE MONTHS ENDED SEPTEMBER 30, 2005 (UNAUDITED)

Report of Independent Registered Public Accounting Firm                                 F-1

Consolidated Balance Sheets                                                             F-2

Consolidated Statements of Operations                                                   F-3

Consolidated Statements of Cash Flows                                                   F-4

Consolidated Statements of Stockholders' Equity (Deficit)                               F-5

Notes to Financial Statements                                                    F-6 - F-10

LEXICON UNITED INCORPORATED

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Balance Sheets                                                                         F-12

Statements of Operations                                                               F-13

Statements of Cash Flows                                                               F-14

Notes to Financial Statements                                                   F-15 - F-16

AUDITED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

Report of Independent Registered Public Accounting Firm                                F-18

Balance Sheets                                                                         F-19

Statements of Operations                                                               F-20

Statements of Cash Flows                                                               F-21

Statement of Stockholders' Deficit                                                     F-22

Notes to Financial Statements                                                   F-23 - F-25

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT                                   F-26

                       ATN CAPITAL & PARTICIPACOES, LTDA.

                              FINANCIAL STATEMENTS

                             FOR THE TWO YEARS ENDED
                           DECEMBER 31, 2004 AND 2003
                            AND THE NINE MONTHS ENDED
                         SEPTEMBER 30, 2005 (UNAUDITED)

                              MEYLER & COMPANY, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  ONE ARIN PARK
                                 1715 HIGHWAY 35
                              MIDDLETOWN, NJ 07748

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
  and Stockholders
ATN Capital & Participacoes, Ltda.
Rio de Janeiro, Brazil

We have audited the accompanying balance sheets of ATN Capital & ParticipacoesLtda., a Brazilian company, as of December 31, 2004 and 2003 and the related statements of operations and stockholder's equity (deficit), and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ATN Capital & Participacoes Ltda. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred cumulative losses of $449,323 since inception, has negative working capital of $546,593, and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                                /s/ Meyler & Company, LLC

Middletown, NJ
February 5, 2006

                        ATN CAPITAL & PARTICIPACOES LTDA.

                           CONSOLIDATED BALANCE SHEETS

                                                                    September 30,            December 31,
                                                                         2005            2004            2003
                                                                     -----------     -----------     -----------
                                                                     (Unaudited)
                                     ASSETS
CURRENT ASSETS
   Cash                                                              $    94,370     $    56,958     $    30,690
   Accounts receivable                                                   119,187          55,229          75,748
   Advances to suppliers                                                                                  20,577
   Other receivables                                                      92,332          98,562          96,911
    Prepaid expenses                                                       2,902          10,487          17,544
                                                                     -----------     -----------     -----------
           Total Current Assets                                          308,791         321,236         241,470

FIXED ASSETS, net of accumulated depreciation
    of $222,505 $167,293 and $99,866, respectively                       327,436         268,820         283,729
                                                                     -----------     -----------     -----------
           Total Assets                                              $   636,227     $   590,056     $   525,199
                                                                     ===========     ===========     ===========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
   Current portion of loan payable to banks                          $   330,155     $   241,252     $   148,271
   Accounts payable                                                       70,642           2,729             977
   Accrued expenses                                                      166,132         159,782         144,918
   Amounts payable to credit card companies                               28,700         180,000
   Accrued contingent liabilities                                        278,000         187,000          63,000
   Capital advances to be returned                                        57,916          97,066         138,447
                                                                     -----------     -----------     -----------
           Total Current Liabilities                                     931,545         867,829         495,613

LONG TERM PORTION OF LOANS PAYABLE TO BANKS                                               44,288          64,108

STOCKHOLDER'S EQUITY (DEFICIT)
   Common stock, par value R$1.00 per share,
      500,000 shares authorized and outstanding                          382,919         382,919         382,919
   Accumulated deficit                                                  (368,382)       (449,323)       (191,235)
   Comprehensive loss                                                   (309,855)       (255,657)       (226,206)
                                                                     -----------     -----------     -----------
           Total Stockholder's Equity (Deficit)                         (295,318)       (322,061)        (34,522)
                                                                     -----------     -----------     -----------

      TOTAL LIABILITIES AND STOCKHOLDERS EQUITY
        DEFICIT                                                      $   636,227     $   590,056     $   525,199
                                                                     ===========     ===========     ===========

                See accompanying notes to financial statements.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         Nine Months Ended                    For the Years Ended
                                                            September 30,                         December 31,
                                                  --------------------------------     ---------------------------------
                                                       2005              2004               2004               2003
                                                  --------------    --------------     --------------     --------------
                                                    (Unaudited)       (Unaudited)
Revenues                                          $    1,554,087    $    1,131,290     $    1,633,964     $      949,018

Costs and expenses:
   Cost of services                                      838,856           647,002            881,512            565,382
   General administrative expenses                       593,607           553,412            940,251            487,903
   Interest expense                                       19,809            12,849             17,132             12,742
   Depreciation                                           20,874            39,775             53,157             50,525
                                                  --------------    --------------     --------------     --------------

                   Total Costs and Expenses            1,473,146         1,253,038          1,892,052          1,116,552
                                                  --------------    --------------     --------------     --------------
NET INCOME (LOSS)                                 $       80,941    $     (121,748)    $     (258,088)    $     (167,534)
                                                  ==============    ==============     ==============     ==============

                See accompanying notes to financial statements.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Nine Months Ended                For the Years Ended
                                                                     September 30,                      December 31,
                                                                 2005             2004             2004             2003
                                                             ------------     ------------     ------------     ------------
                                                             (Unaudited)      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                         $     80,941     $   (121,748)    $   (258,088)    $   (167,534)
   Adjustments to reconcile net income (loss) to net
      Cash provided by (used in) operating activities:
         Depreciation                                              20,874           39,775           53,157           50,525
   Changes in assets and liabilities:
      Decrease (increase) in accounts receivable                   58,572          (60,105)         (66,028)         (18,400)
      Decrease (increase) in other receivables                     22,317          (21,250)           6,279          (22,908)
      Decrease (increase) in advances to suppliers                 19,997           20,319           (7,971)
      Decrease (increase) in prepaid expenses                       8,556           17,050            7,811          (16,074)
      Increase (decrease) in accounts payable                      60,187            6,884            1,512             (812)
      Increase (decrease) in accrued expenses                     (23,805)         (26,561)           1,855           11,538
      Increase (decrease) in amounts payable to
        credit card companies                                    (165,715)                          163,297           58,502
      Increase in accrued contingent liabilities                   49,486           65,146          107,438           59,130
      Increase (decrease) in capital advances to be
        refunded                                                  (51,461)           6,094          (48,651)
                                                             ------------     ------------     ------------     ------------
        Net cash provided by (used in) operating
         activities                                                59,952          (74,718)         (11,099)         (54,004)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                       (27,533)         (11,011)         (16,861)         (88,145)
                                                             ------------     ------------     ------------     ------------
        Net cash used in investing activities                     (27,533)         (11,011)         (16,861)         (88,145)
CASH FLOWS FROM FINANCING ACTIVITIES
   Increase (decrease) in loans payable to bank                    (8,687)          75,954           49,328          152,944
                                                             ------------     ------------     ------------     ------------

INCREASE (DECREASE) IN CASH                                        23,732           (9,775)          21,368           10,795

EFFECT OF EXCHANGE RATE CHANGES ON
   CASH                                                            13,680             (288)           4,900            4,256

CASH AT BEGINNING OF PERIOD                                        56,958           30,690           30,690           15,639
                                                             ------------     ------------     ------------     ------------

CASH AT END OF PERIOD                                        $     94,370     $     20,627     $     56,958     $     30,690
                                                             ============     ============     ============     ============

                See accompanying notes to financial statements.

                        ATN CAPITAL & PARTICIPACOES LTDA.
                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                                       Common       Accumulated     Comprehensive
                                                        Stock         Deficit            Loss             Total
                                                    ------------    ------------     ------------     ------------
Balance, December 31, 2002                          $    382,919    $    (23,701)    $   (220,607)    $    138,611

Net loss for the year ended December 31, 2003                           (167,534)                         (167,534)

Change in comprehensive loss                                                               (5,599)          (5,599)
                                                    ------------    ------------     ------------     ------------

Balance, December 31, 2003                               382,919        (191,235)        (226,206)         (34,522)

Net loss for the year ended December 31, 2004                           (258,088)                         (258,088)

Change in comprehensive loss                                                              (29,451)         (29,451)
                                                    ------------    ------------     ------------     ------------

Balance, December 31, 2004                               382,919        (449,323)        (255,657)        (322,061)

Net income for the nine months ended
   September 30, 2005 (unaudited)                                         80,941                            80,941

Change in comprehensive loss                                                              (54,198)         (54,198)
                                                    ------------    ------------     ------------     ------------

Balance, December 31, 2005 (unaudited)              $    382,919    $   (368,382)    $   (309,855)    $   (295,318)
                                                    ============    ============     ============     ============

                See accompanying notes to financial statements.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                         (Unaudited September 30, 2005)

NOTE A - NATURE OF BUSINESS

      ATN Capital & Participacoes Ltda. (the "Company"), a Brazilian Company incorporated in April 1997, is in the business of managing and servicing accounts receivable for large financial institutions. The Company's focus is on the recovery of delinquent accounts (generally, accounts that are 60 days or more past due). The Company generates revenues from the recovery of the delinquent accounts receivable on a contingency fee basis.

      Going Concern

      As indicated in the accompanying financial statements, the Company has incurred cumulative net operating losses of $449,323 since inception and has a negative working capital of $546,593 at December 31, 2004. At September 30, 2005, the cumulative operating loss was $368,382 and the negative working capital was $622,754. Management's plans include merging with a public company in order to raise capital through the equity markets to fund future operations and generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly-liquid investments with a maturity of three months or less. There are no cash equivalents at September 30, 2005, December 31, 2004, and December 31, 2003.

      Equipment and Depreciation

      Equipment is stated at cost and is depreciated using the straight line method over the estimated useful lives of the respective assets. The estimated useful life of office equipment is five years. Routine maintenance, repairs and replacement costs are expensed as incurred and improvements that extend the useful life of the assets are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is recognized in operations.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                         (Unaudited September 30, 2005)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Revenue Recognition

      The Company derives its revenue primarily from collection of distressed debt. When satisfactory agreements are reached between the debtor and the credit card company, a commission is earned and recorded.

      Fair Values of Financial Instruments

      The Company uses financial instruments in the normal course of business. The carrying values of cash equivalents, accounts receivable, accounts payable, accrued expenses and other current liabilities approximate their fair value due to the short-term maturities of these assets and liabilities.

      Income Taxes

      The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      Income tax provisions require the use of management judgments, which are subject to challenge by various taxing authorities. Significant estimates used in accounting for income taxes relate to determination of taxable income and the determination of differences between book and tax bases.

      Net Loss Per Common Share

      The Company computes per share amounts in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the period.

      Consolidated Financial Statements

      The consolidated financial statements include the Company and its wholly owned subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

      Stock-Based Compensation

      SFAS No. 123, "Accounting for Stock-Based Compensation" prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires employee compensation expense to be recorded using the fair value method.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                         (Unaudited September 30, 2005)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Foreign Currency Translation

      The Company considers the Brazilian currency (Reais) to be its functional currency. Assets and liabilities were translated into U.S. dollars at the period end exchange rates. The equity accounts were translated at historical rates. Statement of Operations amounts were translated using the average rate during the year. Gains and losses resulting from translating foreign currency financial statements were accumulated in other comprehensive income (loss), a separate component of stockholder's equity (deficit).

      Business Combinations and Goodwill

      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

      In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which the Company adopted during 2004. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                         (Unaudited September 30, 2005)

NOTE C - OFFICE EQUIPMENT

      Equipment is comprised of the following:

                                                September 30,        December 31,
                                                               ------------------------
                                                    2005          2004          2003
                                                 ----------    ----------    ----------
      Office equipment, primarily computers      $  299,327    $  226,716    $  191,215
      Leasehold improvements                        250,614       209,397       192,380
                                                 ----------    ----------    ----------
                                                    549,941       436,113       383,595
      Less accumulated depreciation                 222,505       167,293        99,866
                                                 ----------    ----------    ----------

                                                 $  327,436    $  268,820    $  283,729
                                                 ==========    ==========    ==========

NOTE D - NOTE PAYABLE TO BANK

      The Company has several loans with various Brazilian banks and financial institutions. The loans are secured by personal guarantees of the Company's principal shareholders and bear interest at rates ranging from 2.48% to 6%. An analysis of the current and long-term portion is as follows:

                                                September 30,        December 31,
                                                               ------------------------
                                                    2005          2004          2003
                                                 ----------    ----------    ----------
      Total loans outstanding                    $  330,155    $  285,540    $  212,379
      Less: current portion                         330,155       241,252       148,271
                                                 ----------    ----------    ----------
      Long-term portion                          $             $   44,288    $   65,108
                                                 ==========    ==========    ==========

      The majority of the loans expire in November 2005 and have been renewed for one year.

NOTE E - ACCRUED CONTINGENT LIABILITIES

      The Company is responsible to the Brazilian taxing authorities for a municipal service tax at the rate of 5% based upon salaries by location. Since the Company paid taxes at rates lower than the 5%, it is contingently liable for the balance. The Company is in dispute with the taxing authorities relating to this matter. Since it is probable that such amount will be paid, a contingency provision has been recorded in the financial statements.

NOTE F - CAPITAL ADVANCES TO BE RETURNED

      The Company's two major stockholders have taken capital contributions from investors who were to be stockholders. It was subsequently decided to return the capital contributions as cash resources become available. There is currently no demand by these investors to have the funds immediately returned.

NOTE G - INCOME TAXES

      No provision has been made for income taxes for the nine months ended September 30, 2005 since the Company has a net operating carry forward loss of approximately $368,000 which has an unlimited carry forward period.

                        ATN CAPITAL & PARTICIPACOES LTDA.

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004
                         (Unaudited September 30, 2005)

NOTE H - UNAUDITED INTERIM FINANCIAL STATEMENTS

      The unaudited interim financial statements at September 30, 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2004 and 2003. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of financial position and the results of operations for the nine months ended September 30, 2005 and 2004 have been included. Operative results for the nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the full year.

NOTE I - SUBSEQUENT EVENTS

      On December 12, 2005, (amended January 18, 2006) the Company entered into a share exchange agreement with Lexicon United Incorporated, a U.S. Public Company. Under the terms of the agreement, the Company would exchange 400,000 shares of its currently outstanding shares held by the two principal stockholders for 2,000,000 shares of Lexicon United Incorporated. The share exchange agreement provides Lexicon an 80% interest in the Company.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                         UNAUDITED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                                 BALANCE SHEETS
                                   (Unaudited)

                                                                             September 30,     December 31,
                                                                                 2005              2004
                                                                             ------------      ------------
                                     ASSETS

CURRENT ASSETS
   Cash                                                                      $    948,932      $  1,004,554
                                                                             ------------      ------------
      Total Current Assets                                                        948,932         1,004,554

Equipment, net of depreciation of $213                                              2,630
                                                                             ------------      ------------
           Total Assets                                                      $    951,562      $  1,004,554
                                                                             ============      ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Interest payable to officer                                               $     56,801      $     19,300
   Accounts payable                                                                   513            10,957
   Accrued expenses                                                                26,485            21,382
   Loans payable to officer                                                        12,000            12,000
                                                                             ------------      ------------
           Total Current Liabilities                                               95,799            63,639
                                                                             ------------      ------------

LONG-TERM DEBT - Convertible promissory note-
   related party                                                                1,000,000         1,000,000
                                                                             ------------      ------------
           Total Liabilities                                                    1,095,799         1,063,639

STOCKHOLDERS' DEFICIT
   Preferred stock $0.001 par value, 10,000,000
      shares authorized,  none issued and outstanding
   Common stock $0.001 par value, 40,000,000
      shares authorized, 1,125,000 and 4,450,000 issued and outstanding
      at September 30, 2005 and December 31, 2004, respectively                     1,125             4,450
   Paid-in-capital                                                                101,375            98,050
   Deficit accumulated during development stage                                  (246,737)         (161,585)
                                                                             ------------      ------------

           Total Stockholders' Deficit                                           (144,237)          (59,085)
                                                                             ------------      ------------
           Total Liabilities and Stockholders' Deficit                       $    951,562      $  1,004,554
                                                                             ============      ============

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                                     Cumulative
                                        Three Months       Three Months        Nine Months        Nine Months         Inception
                                           Ended              Ended              Ended              Ended         July 17, 2001 to
                                        September 30,      September 30,      September 30,      September 30,      September 30,
                                            2005               2004               2005               2004               2005
                                       --------------     --------------     --------------     --------------     --------------
ADMINISTRATIVE EXPENSES
INCOME
   Interest income                     $        7,511                        $       17,840                        $       22,939
                                       --------------                        --------------                        --------------
        Total Income                            7,511                                17,840                                22,939
                                       --------------                        --------------                        --------------

COSTS AND EXPENSES
   Selling, general and
      administrative                           22,675     $        6,663             65,278     $        6,663            231,962
   Depreciation                                    71                                   213                                   213
                                       --------------     --------------     --------------     --------------     --------------
        Total Costs and Expenses               22,746              6,663             65,491              6,663            232,175
                                       --------------     --------------     --------------     --------------     --------------

NET OPERATING LOSS                            (15,235)            (6,663)           (47,651)            (6,663)          (209,236)
OTHER EXPENSE
   Interest expense                           (12,500)                              (37,501)                              (37,501)
                                       --------------     --------------     --------------     --------------     --------------
NET (LOSS)                             $      (27,735)    $       (6,663)    $      (85,152)    $       (6,663)    $     (246,737)
                                       ==============     ==============     ==============     ==============     ==============
NET LOSS PER COMMON
  SHARE (Basic)                        $        (0.01)    $        (0.00)    $        (0.02)    $        (0.00)    $        (0.04)
                                       --------------     --------------     --------------     --------------     --------------
WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING                             1,125,000          1,125,000          1,125,000          1,125,000          1,576,556
                                       ==============     ==============     ==============     ==============     ==============
NET LOSS PER COMMON SHARE
   (FULLY DILUTED)                     $        (0.01)    $        (0.00)    $        (0.01)    $        (0.00)    $        (0.03)
                                       --------------     --------------     --------------     --------------     --------------
FULLY DILUTED WEIGHTED AVERAGE
   COMMON SHARES OUTSTANDING                2,158,225          1,648,731          2,169,301          1,939,252          1,850,210
                                       ==============     ==============     ==============     ==============     ==============

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                      For the            For the Period
                                                                     Nine Months          July 17, 2001
                                                                       Ended             (Inception) to
                                                                    September 30,         September 30,
                                                                        2005                  2005
                                                                  ----------------      ----------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                       $        (85,152)     $       (246,737)
   Depreciation                                                                213                   213
   Changes in operating assets and liabilities:
      Accounts payable                                                     (10,444)                  513
Interest payable to officer                                                 37,501                56,801
      Accrued expenses                                                       5,103                26,485
                                                                  ----------------      ----------------
              Net Cash Used in Operating Activities                        (52,779)             (162,725)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                    (2,843)               (2,843)
                                                                  ----------------      ----------------
           Net Cash Used in Investing Activities                            (2,843)               (2,843)

CASH FLOWS FROM FINANCING ACTIVITIES
   Cancellation of  common stock issuances                                                       (40,000)
   Sale of common stock                                                                          142,500
   Note payable to officer                                                                     1,000,000
   Loan payable to officer                                                                        12,000
                                                                  ----------------      ----------------
               Net Cash Provided by Financing Activities                                       1,114,500

NET (DECREASE) INCREASE IN CASH                                            (55,622)              948,932

CASH BEGINNING OF PERIOD                                                 1,004,554
                                                                  ----------------      ----------------

CASH END OF PERIOD                                                $        948,932      $        948,932
                                                                  ================      ================

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 BASIS OF PRESENTATION

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included. Results for the three and nine months ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in the Lexicon United Incorporated annual report on Form 10 KSB for the year ended December 31, 2004.

NOTE B - GOING CONCERN

      As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $246,737 since inception and is considered a company in the development stage. Management's plans are to seek a viable merger candidate which is a going concern and reverse merge with it. It also seeks to raise capital for working capital and potential capital projects. However, even if the Company does find a viable merger candidate to reverse merge, and raises capital in the capital markets, there can be no assurances that the revenues and profits will be sufficient to enable it to continue as a going concern. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - STOCKHOLDERS' DEFICIT

      On April 29, 2004, the majority stockholders of the Company authorized a 4 for 1 reverse split. Accordingly, all per share figures in the financial statement have been restated.

NOTE D - SUBSEQUENT EVENTS

      On November 22, 2005, the Company entered onto a Debt Conversion Agreement with Keyano Interest, Inc. ("Keyano") to convert the convertible promissory note in the amount of $1,000,000 plus accrued interest of $63,750 into common stock of Lexicon United Incorporated. The conversion price was adjusted from $1.00 per share to $0.20 per share as an incentive to convert the loan. As a result of the conversion, Keyano received 5,318,750 shares of restricted common stock and the note was cancelled.

      On December 12, 2005, (amended January 18, 2006) Lexicon United Incorporated (the "Company") entered into a Share Exchange Agreement (the "Share Exchange Agreement") with ATN Capital & Participacoes Ltda., a Brazilian limited company ("ATN"), Omar Malheiro Silva Araiyo, and Manuel da Costa Froguas, each shareholders of ATN (the "ATN Shareholders") pursuant to which the Company agreed to acquire four hundred thousand (400,000) shares of outstanding capital stock of ATN ("ATN Shares") from the ATN shareholders, in exchange for two million (2,000,000) shares of the Company's common stock, in the aggregate. The ATN Shares constitute eighty percent (80%) of ATN's issued and outstanding shares.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE D - SUBSEQUENT EVENTS (CONTINUED)

      In connection with the share exchange agreement, the Company has valued the 2,000,000 shares issued at $0.25 per share for an aggregate value of $500,000.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Lexicon United Incorporated
New York, NY

We have audited the accompanying balance sheets of Lexicon United Incorporated (a Development Stage Company) as of December 31, 2004 and 2003 and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of Lexicon United Incorporated's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred a net loss of $161,585 since inception and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note B. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                        /s/  Meyler & Company, LLC

Middletown, NJ
March 29, 2005

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                          December 31,
                                                                 ------------------------------
                                                                     2004              2003
                                                                 ------------      ------------
                                     ASSETS

CURRENT ASSETS
   Cash                                                          $  1,004,554
                                                                 ------------

      Total Assets                                               $  1,004,554
                                                                 ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Interest payable to officer                                   $     19,300
   Accounts payable                                                    10,957      $        957
   Accrued expenses                                                    21,382             2,600
   Loans payable to officer                                            12,000
                                                                 ------------      ------------
           Total Current Liabilities                                   63,639             3,557
                                                                 ------------      ------------

LONG-TERM DEBT - Convertible promissory note-
   related party                                                    1,000,000
                                                                 ------------      ------------

           Total Liabilities                                        1,063,639             3,557

STOCKHOLDERS' DEFICIT
   Preferred stock $0.001 par value, 10,000,000
      shares authorized,  issued and outstanding
   Common stock $0.001 par value, 40,000,000
      shares authorized, 4,450,000 in 2004 and
      2003 issued and outstanding                                       4,450             4,450
   Paid-in-capital                                                     98,050            98,050
   Deficit accumulated during development stage                      (161,585)         (106,057)
                                                                 ------------      ------------

           Total Stockholders' Deficit                                (59,085)           (3,557)
                                                                 ------------      ------------
                                                                 $  1,004,554      $
                                                                 ============      ============

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                For the Period
                                                                                 July 17, 2001
                                                     Year Ended                   (Inception)
                                                    December 31,                      to
                                        -----------------------------------       December 31,
                                             2004                2003                2004
                                        ---------------     ---------------     ---------------
INCOME
   Interest income                      $         5,099                         $         5,099
                                        ---------------                         ---------------
        Total Income                              5,099                                   5,099

COSTS AND EXPENSES
   Selling, general and
      administrative                             60,627     $        61,057             166,684
                                        ---------------     ---------------     ---------------

        Total Costs and Expenses                 60,627              61,057             166,684
                                        ---------------     ---------------     ---------------

NET LOSS                                $       (55,528)    $       (61,057)    $      (161,585)
                                        ===============     ===============     ===============

NET LOSS PER COMMON
  SHARE                                 $         (0.01)    $         (0.01)    $         (0.02)
                                        ===============     ===============     ===============

WEIGHTED AVERAGE
   COMMON SHARES
    OUTSTANDING                               4,450,000           6,817,123           6,707,451
                                        ===============     ===============     ===============

NET LOSS PER COMMON
  SHARE (FULLY DILUTED)                 $         (0.01)    $         (0.01)    $         (0.02)
                                        ===============     ===============     ===============

FULLY DILUTED WEIGHTED
   AVERAGE COMMON SHARES
   OUTSTANDING                                7,414,633           6,817,123        7,154,006
                                        ===============     ===============  ===============

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                        For the Period
                                                                                                        July 17, 2001
                                                                           Year Ended                    (Inception)
                                                                          December 31,                        to
                                                               -----------------------------------       December 31,
                                                                    2004                2003                 2004
                                                               ---------------     ---------------     ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                    $       (55,528)    $       (61,057)    $      (161,585)
  Changes in operating assets and liabilities:
   Due from officer                                                                        100,000
   Accounts payable                                                     10,000                 957              10,957
   Interest payable to officer                                          19,300                                  19,300
   Accrued expenses                                                     18,782                 100              21,382
                                                               ---------------     ---------------     ---------------
              Net Cash Used in Operating Activities                     (7,446)             40,000            (109,946)

CASH FLOWS FROM FINANCING ACTIVITIES
   Cancellation of common stock issuances                                                  (40,000)            (40,000)
   Sale of common stock                                                                                        142,500
   Note payable to officer                                           1,000,000                               1,000,000
   Loans payable to officer                                             12,000                                  12,000
                                                               ---------------     ---------------     ---------------
               Net Cash (Used in) Provided by Financing
                   Activities                                        1,012,000             (40,000)          1,114,500
                                                               ---------------     ---------------     ---------------

NET (DECREASE) INCREASE IN CASH                                      1,004,554                               1,004,554

CASH BEGINNING OF PERIOD
                                                               ---------------     ---------------     ---------------

CASH END OF PERIOD                                             $     1,004,554     $                   $     1,004,554
                                                               ===============     ===============     ===============

SUPPLEMENTAL DATA:

   Interest income                                             $         5,099                      $         5,099

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                       July 17, 2001 to December 21, 2004

                                                        Common Stock               Additional
                                                -----------------------------      Contributed     Accumulated
                                                   Shares           Amount           Capital         Deficit            Total
                                                ------------     ------------     ------------     ------------     ------------
Issuance of common stock @ $0.01 per share         7,000,000     $      7,000     $     63,000                      $     70,000

Issuance of common stock @ $0.05 per share         1,240,000            1,240           60,760                            62,000

Net loss for the period July 17, 2001 to
   December 31, 2001                                                                               $    (35,937)         (35,937)
                                                ------------     ------------     ------------     ------------     ------------

Balance, December 31, 2001                         8,240,000            8,240          123,760          (35,937)          96,063

Issuance of common stock @ $0.05 per share           210,000              210           10,290                            10,500

Net loss for year ended December 31, 2002                                                                (9,063)          (9,063)
                                                ------------     ------------     ------------     ------------     ------------

Balance, December 31, 2002                         8,450,000            8,450          134,050          (45,000)          97,500

Cancellation of previously issued shares          (4,000,000)          (4,000)         (36,000)                          (40,000)

Net loss for year ended December 31, 2003                                                               (61,057)         (61,057)
                                                ------------     ------------     ------------     ------------     ------------

Balance, December 31, 2003                         4,450,000            4,450           98,050         (106,057)          (3,557)

Net loss for year ended December 31, 2004                                                               (55,528)         (55,528)
                                                ------------     ------------     ------------     ------------     ------------

Balance, December 31, 2004                         4,450,000     $      4,450     $     98,050     $   (161,585)    $    (59,085)
                                                ============     ============     ============     ============     ============

                See accompanying notes to financial statements.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      Lexicon United Incorporated was incorporated on July 17, 2001 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Lexicon has been in the development stage since its inception and has had no operations to date other than issuing of shares of its common stock to Lexicon's three founding stockholders.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Business Combinations and Goodwill

      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations". SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

      In July 2001, the FASB issued SFAS NO. 142, "Goodwill and Other Intangible Assets", which the Company adopted during 2004. SFAS No. 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 changes the accounting for long-lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and by establishing a primary-asset approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for long-lived assets to be held and used. SFAS No. 144 changes the accounting for long-lived assets to be disposed of other than by sale by requiring that the depreciable life of a long-lived asset to be abandoned be revised to reflect a shortened useful life and by requiring the impairment loss to be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds its fair value. SFAS No 144 changes the accounting for long-lived assets to be disposed of by sale by requiring that discontinued operations no longer be recognized at a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur, and by broadening the presentation of discontinued operations in the income statement to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can be clearly distinguished operationally, and for financial reporting purposes, from the rest of the entity.

                           LEXICON UNITED INCORPORATED
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      Net Loss Per Common Share

      The Company computes per share amounts in accordance with Statement of Financial Accounting standards ("SFAS") No. 128, "Earnings per Share." SFAS per share ("EPS") requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods.

NOTE B - GOING CONCERN

      As shown in the accompanying financial statements, the Company has incurred cumulative net operating losses of $161,585 since inception and is considered a company in the development stage. Management's plans are to seek a viable merger candidate which is a going concern and reverse merge with it. It also seeks to raise deficit capital for working capital and potential capital projects. However, even if the Company does find a viable merger candidate to reverse merge, and raises deficit capital in the capital markets, there can be no assurances that the revenues and profits will be sufficient to enable it to continue as a going concern. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - INCOME TAXES

      The Company has adopted Financial Accounting Statement SFAS No. 109, Accounting for Income Taxes. Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards. At December 31, 2004, these differences resulted in a deferred tax asset of approximately $41,000. SFAS No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Since realization is not assured, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2004.

      The Company's net operating loss carry forwards amount to $161,585 and expire through 2018.

NOTE D - LONG-TERM DEBT - CONVERTIBLE PROMISSORY NOTE - RELATED PARTY

      On August 12, 2004, the Company issued a convertible promissory note to Keyano Corporation, a company 50% owned by the President of the Company, in the amount of $1,000,000 with a simple rate of interest of 5% per annum. The principal and related interest is due on August 12, 2007. The principal and all accrued interest is convertible into the Company's common stock based upon a share price of $0.25 per share. The agreement provides for an antidilution provision relating to stock splits and recapitalization.

                          LEXICON UNITED INCORPORATED
                         (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                December 31, 2004

NOTE E - STOCKHOLDERS' DEFICIT

      In July 2001, the Assistant Treasurer who was also a major shareholder of the Company, acquired 4,000,000 shares of the Company's common stock for $40,000. The Company, in a separate transaction, allowed the Assistant Treasurer to hold $100,000 in custody during his travels to Asia in connection with a proposed business venture. It was subsequently discovered in August 2003, that the funds were not used for the intended purposes and that the Assistant Treasurer absconded with the funds and has left the United States. The Board of Directors, on August 4, 2003, cancelled the shares originally issued to the Assistant Treasurer and wrote off the $100,000 held in custody by the Assistant Treasurer.

NOTE F - SUBSEQUENT EVENT

      On February 28, 2005, the Company entered into a non-binding letter of intent with ATN Capital & Participacoes Ltda. ("ATN") relating to the acquisition of 80% of the issued and outstanding capital stock of ATN. This non-binding letter of intent contemplates that the Company could pay to certain holders of the 80% interest of ATN, in the aggregate, $219,230 in cash and issue to such holders, in the aggregate, such number of shares of the Company's common stock, which would constitute 75% of the Company's issued and outstanding common stock. The letter of intent also contemplates that the Company will have at least $107,692 in cash at the closing which would be available for ATN's working capital needs after the closing.

      The letter of intent is non-binding and also subject to several conditions, including due diligence by both parties, negotiation and execution of a binding agreement relating to the acquisition, negotiation of employment agreements with management of ATN, approval by the Company's board of directors, negotiation and execution of a shareholder's agreement between the Company and the holders of the remaining 20% shareholders of ATN.

      ATN is based in Brazil and is engaged in the business of credit collection and credit counseling.

                           LEXICON UNITED INCORPORATED

                          PRO-FORMA FINANCIAL STATEMENT
                               September 30, 2005

                                                    Lexicon         ATN Capital &           Pro                   Pro
                                                     United         Participacoes          Forma                 Forma
                                                  Incorporated           Ltda.          Adjustments             Balance
                                                 --------------     --------------     --------------        --------------
                                                   (Unaudited)        (Unaudited)
                                     ASSETS
CURRENT ASSETS
    Cash                                         $      948,932     $       94,370                           $    1,043,302
    Accounts receivable                                                    119,187                                  119,187
    Other receivables                                                       92,332                                   92,332
    Prepaid expenses                                                         2,902                                    2,902
                                                 --------------     --------------                            --------------
        Total Current Assets                            948,932            308,791                                1,257,723

INVESTMENT IN SUBSIDIARY                                                               $     (500,000)(3)
                                                                                              500,000(2)
FIXED ASSETS, net of accumulated
    depreciation                                          2,630            327,436                                  330,066
GOODWILL                                                                                      659,670(3)            659,670
                                                 --------------     --------------     --------------        --------------
                                                 $      951,562     $      636,227     $      659,670        $    2,247,459
                                                 ==============     ==============     ==============        ==============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Current portion of loans payable
      to banks                                                      $      330,155                           $      330,155
    Accounts payable                             $          513             70,642                                   71,155
    Accrued expenses                                     26,485            166,132                                  192,617
    Amounts payable to credit card
      companies                                                             28,700                                   28,700
    Accrued contingent liabilities                                         278,000                                  278,000
    Capital advances to be returned                                         57,916                                   57,916
    Loans payable to officer                             12,000                                                      12,000
                                                                                       $      (63,750)(1)
    Interest payable on note                             56,801                                 6,949(1)
                                                 --------------     --------------     --------------        --------------

                                                         95,799            931,545            (56,801)              970,543
LONG TERM DEBT
    Convertible promissory note to
      related party                                   1,000,000                            (1,000,000)(1)
STOCKHOLDERS' EQUITY DEFICIT
    Preferred stock $0.001 par value,
      10,000,000 shares authorized, none
      issued and outstanding
    Common stock $0.001 par value,
      40,000,000 shares authorized,                                                             5,319(1)
      issued and outstanding 1,125,000 at
      September 30, 2005 and 8,443,750
      on Pro-Forma basis                                  1,125                                 2,000(2)              8,444

                                                                                            1,058,431(1)
    Paid-in-capital                                     101,375                               498,000(2)          1,657,806

    Accumulated deficit                                (246,737)          (368,382)           294,705(3)           (327,363)
                                                                                               (6,949)(1)
    Common stock, par value R$1.00
      per share, 500,000 shares authorized
      and outstanding                                                      382,919           (382,919)(3)
    Comprehensive loss                                                    (309,855)           247,884(3)            (61,971)
                                                 --------------     --------------     --------------        --------------
         Total Stockholders' Equity
           (Deficit)                                   (144,237)          (295,318)         1,716,471             1,276,916
                                                 --------------     --------------     --------------        --------------
                                                 $      951,562     $      636,227     $      659,670        $    2,247,459
                                                 ==============     ==============     ==============        ==============

References:

      (1) To record conversion of convertible promissory notes at $0.20 per share to common stock and record 5,318,750 shares.
      (2) To record the issuance of 2,000,000 shares of the Company's common stock at $0.25 per share in connection with the share exchange agreement to acquire ATN Capital & Participacoes, Ltda.
      (3) To eliminate investment in 80% owned subsidiary.

            See accompanying notes to Pro-Forma Financial Statement.

                           LEXICON UNITED INCORPORATED

                     NOTES TO PRO-FORMA FINANCIAL STATEMENT
                               September 30, 2005

NOTE A - CONVERTIBLE PROMISSORY NOTE

      On November 22, 2005, the Company entered onto a Debt Conversion Agreement with Keyano Interest, Inc. ("Keyano") to convert the convertible promissory note in the amount of $1,000,000 plus accrued interest of $63,750 into common stock of Lexicon United Incorporated. The conversion price was adjusted from $1.00 per share to $0.20 per share as an incentive to convert the loan. As a result of the conversion, Keyano received 5,318,750 shares of restricted common stock and the note was cancelled.

NOTE B - ACQUISITION OF ATN CAPITAL & Participacoes LTDA.

      On December 12, 2005, (amended January 18, 2006) Lexicon United Incorporated (the "Company") entered into a Share Exchange Agreement (the "Share Exchange Agreement") with ATN Capital & Participacoes Ltda., a Brazilian limited company ("ATN"), Omar Malheiro Silva Araiyo, and Manuel da Costa Froguas, each shareholders of ATN (the "ATN Shareholders") pursuant to which the Company agreed to acquire four hundred thousand (400,000) shares of outstanding capital stock of ATN ("ATN Shares") from the ATN shareholders, in exchange for two million (2,000,000) shares of the Company's common stock, in the aggregate. The ATN Shares constitute eighty percent (80%) of ATN's issued and outstanding shares.

      In connection with the share exchange agreement, the Company has valued the 2,000,000 shares issued at $0.25 per share for an aggregate value of $500,000.

      The fair value of the net assets acquired is as follows at September 30, 2005:

      Cash                                 $    94,370
      Accounts receivable                      119,187
      Other receivables                         92,332
      Prepaid expenses                           2,902
      Fixed assets                             327,436
      Liabilities assumed                     (931,545)
                                           -----------
                                           $  (295,318)

      80% acquisition                      $   236,254
      Purchase price                           500,000
                                           -----------
      Goodwill                                 736,254
      Less: 20% minority interest in
        common stock of ATN                    (76,584)
                                           -----------
      Net Goodwill                         $   659,670
                                           ===========

      Pro-Forma statement of operations for the nine months ended September 30, 2005 is as follows:

      Revenues                             $ 1,544,087
      Costs and expenses                    (1,558,298)
                                           -----------
      Net loss                             $   (14,211)
                                           ===========
      Net loss per share                   $     (0.01)
                                           ===========

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1 Share Exchange Agreement, dated December 12, 2005, among the Company, ATN Capital & Participacoes Ltda, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on December 16, 2005)

2.2 Amendment No. 1 to the Share Exchange Agreement, dated February 27, 2006, among the Company, ATN Capital & Participacoes Ltda, Omar Malheiro Silva Araujo and Manuel da Costa Fraguas (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on February 27,
                  2006)

3.1 Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on July 17, 2001 (incorporated by reference to Exhibit 2.1 in the Company's Form 10-SB filed on August 28, 2001)

3.2 Bylaws of the Company adopted on July 17, 2001 (incorporated by reference to Exhibit 2.2 in the Company's Form 10-SB filed on August 28, 2001)

10.1 Debt Conversion Agreement, dated November 22, 2005, between the Company and Keyano Invest Inc. (incorporated by reference to Exhibit 10.1 in the Company's current report on Form 8-K filed on November 28, 2005)

10.2 Lease Agreement between the Company and SANTA CASA DA MISERICORDIA DO RIO DE JANEIRO dated May 2, 2005 dated May 2, 2005

10.3 Lease Agreement between the Company and SANTA CASA DA MISERICORDIA DO RIO DE JANEIRO dated May 2, 2005 dated May 2, 2005

14 Code of ethics (incorporated by reference to Exhibit 14 in the Company's annual report for the fiscal year of 2003 filed on February 15, 2005)